                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Krispy Kreme Doughnuts, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              (KRISPY KREME LOGO)

                                 April 25, 2002

To Our Shareholders:

     On behalf of the Board of Directors and management of Krispy Kreme Doughnuts, Inc., I cordially invite you to the Annual Meeting of Shareholders to be held on Wednesday, June 5, 2002, at 9:00 AM, Eastern Time, at the Adams Mark Winston Plaza Hotel, 425 N. Cherry Street, Winston-Salem, North Carolina. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

     Details of business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our 2002 Annual Report to Shareholders, which contains financial statements and other important information about our business.

     It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, we request your cooperation by signing, dating and mailing the enclosed proxy card, voting by telephone or voting by using the Internet as soon as possible to ensure your representation at the Annual Meeting. If you do attend the meeting and wish to vote in person, you may revoke your proxy at any time.

                                          Sincerely,

                                          /s/Scott A. Livengood
                                          SCOTT A. LIVENGOOD
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                          KRISPY KREME DOUGHNUTS, INC.
                              370 KNOLLWOOD STREET
                      WINSTON-SALEM, NORTH CAROLINA 27103
             ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 2002

             ------------------------------------------------------

To the Shareholders of
Krispy Kreme Doughnuts, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Krispy Kreme Doughnuts, Inc. will be held at 9:00 AM, Eastern Time, on Wednesday, June 5, 2002, at the Adams Mark Winston Plaza Hotel, 425 N. Cherry Street, Winston-Salem, North Carolina for the following purposes:

          1. To elect four directors, all of whose terms will expire in 2005;

          2. To approve an amendment to our articles of incorporation increasing the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares;

          3. To approve amendments to our 2000 Stock Incentive Plan increasing the number of shares of common stock issuable over the term of the plan by 5,500,000 shares to 9,996,000 shares in the aggregate;

          4. To consider and act upon a proposal to ratify the appointment, by the Board of Directors, of PricewaterhouseCoopers LLP as our independent accountants; and

          5. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

     Only shareholders of record as of April 8, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy card in the enclosed business reply envelope, vote by telephone or vote by using the Internet as soon as possible to ensure your representation at the annual meeting. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Randy S. Casstevens
                                          RANDY S. CASSTEVENS
                                          Secretary
April 25, 2002

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID BUSINESS REPLY ENVELOPE, VOTE BY TELEPHONE OR VOTE BY USING THE INTERNET AS SOON AS POSSIBLE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                              (KRISPY KREME LOGO)

                                PROXY STATEMENT
                              DATED APRIL 25, 2002
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Krispy Kreme Doughnuts, Inc. for use at Krispy Kreme's 2002 Annual Meeting of Shareholders to be held on Wednesday, June 5, 2002, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying proxy to shareholders on or about April 25, 2002.

     Only shareholders of record at the close of business on April 8, 2002 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 54,399,707 shares of common stock, no par value, of Krispy Kreme outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the shareholders.

     For shares registered directly in the name of the shareholder. Shareholders with shares registered directly in their name in our stock records maintained by our transfer agent can vote by mail, by telephone or by using the Internet as described below.

     - You can vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

     - You can vote by telephone. You can vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 4, 2002. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote by telephone, you do not need to return your proxy card.

     - You can vote by using the Internet. You also can choose to vote by using the Internet. The address of the web site for Internet voting is www.proxyvoting.com/kkd. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 4, 2002. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote by using the Internet, you do not need to return your proxy card.

     For shares registered in the name of a bank or brokerage firm. If you hold shares of our common stock through a bank or brokerage firm, please refer to your proxy card or the information forwarded by your bank or brokerage firm to see which options are available to you. A number of banks and brokerage firms are participating in a program provided through ADP Investor Communication Services that also offers telephone and Internet voting options, although this program is different than the program provided for shares registered directly in the name of the shareholder. Votes submitted by telephone or by using the Internet through the ADP Investor Communication Services program must be received by 11:59 p.m. Eastern Time on June 4, 2002.

     The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in "street name," you must obtain a proxy, executed in your favor, from the record holder to be able to vote in person at the Annual Meeting.

     You may revoke your proxy and change your vote at any time prior to the voting of the proxy. You may do this by sending written notice of revocation to our Corporate Secretary at 370 Knollwood Street, Winston-Salem, North Carolina 27103, submitting a subsequent proxy by mail, telephone or Internet with a later date or voting in person at the Annual Meeting. Attendance at the meeting will not by itself revoke a proxy.

     Proxies that are executed, but do not contain any specific instructions, will be voted "FOR" the election of all the nominees for directors specified herein, "FOR" the approval of an amendment to our articles of incorporation increasing the number of authorized shares of common stock from 100,000,000 to 300,000,000 shares, "FOR" the approval of amendments to our 2000 Stock Incentive Plan increasing the number of shares of common stock issuable over the term of the plan by 5,500,000 shares to 9,996,000 shares and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Krispy Kreme's independent accountants. Each nominee for director has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

     A copy of our 2002 Annual Report to Shareholders is being furnished herewith to each shareholder of record as of the close of business on the Record Date.

QUORUM AND VOTING REQUIREMENTS

     The holders of a majority of the shares entitled to vote on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. In the election of directors, those nominees receiving the greatest number of votes at the Annual Meeting, assuming a quorum is present, shall be deemed elected, even though such nominees may not receive a majority. For the approval of the amendment to our articles of incorporation, the approval of amendments to our 2000 Stock Incentive Plan and the ratification of the appointment of Krispy Kreme's independent accountants and any other business at the Annual Meeting, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders on each such matter, unless the vote of a greater number is required by law. In counting the votes cast, only those cast "FOR" and "AGAINST" a matter are included, although you cannot vote "against" a nominee for director. An abstention and a "broker non-vote" are counted only for purposes of determining the presence of a quorum at the Annual Meeting. "Broker non-votes" are votes that brokers holding shares of record for their customers (i.e., in "street name") are not permitted to cast under applicable regulations because the brokers have not received clear voting instructions from their customers.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the information concerning the beneficial ownership of the common stock of Krispy Kreme, which is our only class of voting stock, on April 8, 2002, by:

     - each person known to Krispy Kreme to beneficially own more than 5% of the common stock;

     - each director, including directors nominated for re-election, the Chief Executive Officer and the four other most highly compensated executive officers; and

     - all of Krispy Kreme's directors and executive officers as a group.

     Beneficial ownership is determined under the rules of the Securities and Exchange Commission, or SEC. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned. The applicable percentage ownership for each shareholder is based on 54,399,707 shares of common stock outstanding as of April 8, 2002. Unless otherwise specified, the address for each of our directors and officers named below is c/o Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, NC 27103.

                                                                                    PERCENTAGE
                                                               NUMBER OF SHARES    BENEFICIALLY
BENEFICIAL OWNER                                              BENEFICIALLY OWNED      OWNED
----------------                                              ------------------   ------------
J. Paul Breitbach(1)........................................         751,496            1.4%
Randy S. Casstevens(2)......................................         165,182              *
Frank E. Guthrie(3).........................................         869,920            1.6
Mary Davis Holt(4)..........................................          52,000              *
Scott A. Livengood(5).......................................       1,379,231            2.5
William T. Lynch, Jr.(6)....................................         206,800              *
John N. McAleer(7)(15)......................................       3,991,409            7.3
Joseph A. McAleer, Jr.(8)...................................       2,475,224            4.5
Robert L. McCoy(9)..........................................       2,284,520            4.2
James H. Morgan(10).........................................          56,000              *
Steven D. Smith(11).........................................         979,120            1.8
Robert L. Strickland(12)....................................         248,000              *
John W. Tate(13)............................................          62,000              *
Togo D. West, Jr.(14).......................................          54,000              *
Jubilee Investments Limited Partnership(15).................       3,157,452            5.8
All directors and executive officers as a group (14
  persons)..................................................      13,574,902           23.9

---------------

  *  Less than one percent.
 (1) Includes (a) 2,817 shares held by a tax-qualified trust pursuant to the Krispy Kreme Profit-Sharing Stock Ownership Plan; (b) 5,844 shares held under the Krispy Kreme Nonqualified Stock Ownership Plan; and (c) 200,000 shares issuable upon the exercise of currently exercisable stock options.
 (2) Includes (a) 2,817 shares held by a tax-qualified trust pursuant to the Krispy Kreme Profit-Sharing Stock Ownership Plan; (b) 1,106 shares held under the Krispy Kreme Nonqualified Stock Ownership Plan; and (c) 80,000 shares issuable upon the exercise of currently exercisable stock options.
 (3) Includes (a) 528,000 shares owned by Mr. Guthrie indirectly through his ownership of all of the outstanding voting shares of Augusta Doughnut Company; (b) 179,920 shares, and 156,000 shares issuable upon the exercise of currently exercisable stock options, owned by Mr. Guthrie indirectly through his ownership of all of the outstanding shares of the general partner of Frank E. Guthrie

     Enterprises, LLLP; and (c) 6,000 shares owned by Frank D. Guthrie, Mr. Guthrie's father, over which Mr. Guthrie has a general power of attorney.
 (4) Consists of 52,000 shares issuable upon the exercise of currently exercisable options.
 (5) Includes (a) 2,817 shares held by a tax-qualified trust pursuant to the Krispy Kreme Profit-Sharing Stock Ownership Plan; (b) 9,506 shares held under the Krispy Kreme Nonqualified Stock Ownership Plan; (c) 600 shares owned by Matthew Scott Livengood, Mr. Livengood's son; and (d) 971,198 shares issuable upon the exercise of currently exercisable stock options (447,133 of which are subject to the terms of a divorce settlement agreement).
 (6) Includes (a) 800 shares owned by Molly C. Lynch, Mr. Lynch's daughter, of which Mr. Lynch disclaims beneficial ownership; and (b) 156,000 shares issuable upon the exercise of currently exercisable stock options.
 (7) Includes (a) 3,157,452 shares held by Jubilee Investments Limited Partnership described in note (15) below, of which Mr. McAleer is one of six general partners; (b) 4,000 shares held by Jennifer A. McAleer, Mr. McAleer's daughter; (c) 4,000 shares held by Lauren E. McAleer, Mr. McAleer's daughter; (d) 4,000 shares held by Alexander B. McAleer, Mr. McAleer's son; (e) 2,817 shares held by a tax-qualified trust pursuant to the Krispy Kreme Profit-Sharing Stock Ownership Plan; (f) 4,526 shares held under the Krispy Kreme Nonqualified Stock Ownership Plan; and (g) 200,000 shares issuable upon the exercise of currently exercisable stock options.
 (8) Includes (a) 5,300 shares held by the Joseph A. McAleer Senior Trust; (b) 2,000 shares held in Mr. McAleer's IRA account; and (c) 156,000 shares issuable upon the exercise of currently exercisable options.
 (9) Includes (a) 1,114,800 shares held by the B.L. McCoy, Jr. Revocable Trust, a trust of which Carolyn McCoy, Robert L. McCoy and Bonnie Silvey Vandegrift are co-trustees; (b) 340,000 shares owned by Mr. McCoy indirectly through his ownership of R&P Six Limited Partnership; (c) 156,000 shares owned by Mr. McCoy indirectly through his ownership of R&P 6 Investment Corp.; (d) 37,200 shares held by the William Robert McCoy Trust established under the Florida Uniform Trust for Minors Act, a trust of which Mr. McCoy is the sole custodian; (e) 37,600 shares held by the Julie Ann McCoy Trust established under the Florida Uniform Trust for Minors Act, a trust of which Mr. McCoy is the sole custodian; (f) 36,400 shares held by the Robert Bailey McCoy Trust established under the Florida Uniform Trust for Minors Act, a trust of which Mr. McCoy is the sole custodian; (g) 36,400 shares held by the Sarah Elizabeth McCoy Trust established under the Florida Uniform Trust for Minors Act, a trust of which Mr. McCoy is the sole custodian; (h) 36,400 shares held by the Lisa Michelle McCoy Trust established under the Florida Uniform Trust for Minors Act, a trust of which Mr. McCoy is the sole custodian; (i) 36,400 shares held by the Michael Phillip McCoy Trust established under the Florida Uniform Trust for Minors Act, a trust of which Mr. McCoy is the sole custodian; (j) 401,840 shares held by the Robert L. McCoy Revocable Trust; and (k) 50,800 shares held by the Patricia B. McCoy Revocable Trust.
(10) Consists of (a) 4,000 shares owned beneficially by Margaret O. Morgan, Mr. Morgan's spouse; and (b) 52,000 shares issuable upon the exercise of currently exercisable stock options.
(11) Includes (a) 133,280 shares owned beneficially by Connie Sue Smith, Mr. Smith's spouse; and (b) 156,000 shares issuable upon the exercise of currently exercisable stock options.
(12) Includes (a) 80,000 shares held by the Robert Louis Strickland Revocable Living Trust, a trust of which Mr. Strickland is the sole trustee; (b) 12,000 shares held by Mr. Strickland's spouse; and (c) 156,000 shares issuable upon the exercise of currently exercisable stock options.
(13) Includes 60,000 shares issuable upon the exercise of currently exercisable stock options.
(14) Includes 52,000 shares issuable upon the exercise of currently exercisable stock options.
(15) Jubilee Investments Limited Partnership, formerly McAleer Investments Limited Partnership, is a partnership established by members of the McAleer family, including John N. McAleer as described in note (7) above, to hold shares of Krispy Kreme common stock. The other general partners of Jubilee Investments Limited Partnership are Jeanne Sanderford, Shannon M. Silvernail, Sandra M. Middlebrooks, Elizabeth Tillman and Patricia Dorgan. While none of the general partners has the sole power to dispose of or vote the shares owned by the limited partnership, each of them, including John N. McAleer, may be deemed to have shared dispositive and voting power. In addition to the 3,157,452 shares held by Jubilee Investments Limited Partnership, the general partners beneficially own, directly or indirectly, the following number of shares of our common stock: John N. McAleer -- 833,957 shares; Jeanne
     Sanderford -- 469,504 shares; Shannon M. Silvernail -- 568,424 shares; Sandra M. Middlebrooks -- 497,724 shares; Elizabeth Tillman -- 543,704 shares; and Patricia Dorgan -- 525,434 shares. The address for Jubilee Investments Limited Partnership is 435 Westover Avenue, Winston-Salem, NC 27104.

                             ELECTION OF DIRECTORS
                       (ITEM NUMBER 1 ON THE PROXY CARD)

COMPOSITION OF THE BOARD OF DIRECTORS

     Our bylaws provide that the Board of Directors shall consist of not less than nine nor more than fifteen directors, with the exact number being set from time to time by the Board of Directors. Our Board of Directors presently consists of eleven directors, five of whom are independent directors. The Board of Directors is divided into three classes of directors. The term of each director in Class III expires this year, the term of each director in Class I expires in 2003 and the term of each Class II director expires in 2004. Upon the expiration of the terms for each class of directors, the directors of such class, if reelected, will serve for a term of three years.

FUTURE APPOINTMENTS

     We currently intend, following our annual meeting of shareholders, to increase the size of our Board of Directors to thirteen members and to appoint two additional independent directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote "FOR" the nominees for director listed below for election to the Board of Directors.

NOMINATION OF CLASS III DIRECTORS

     All of the nominees for director are current Class III directors who are being nominated for reelection. If reelected, their terms will expire in 2005. The nominees for reelection as Class III directors are John N. McAleer, Robert
L. Strickland, William T. Lynch and James H. Morgan.

ABOUT THE NOMINEES

     The following information as of April 8, 2002 has been furnished by the nominees for director.

NAME (AGE)                         INFORMATION ABOUT THE NOMINEES
----------                         ------------------------------
Nominees for Class III Directors
  Whose Terms Will Expire in 2005
John N. McAleer (43).............  John N. McAleer has been employed by Krispy Kreme since
                                   1981. Mr. McAleer has served as Executive Vice President,
                                   Concept Development and as Vice Chairman of the Board of
                                   Directors since October 1999. He has also served as
                                   Executive Vice President, Brand Development from March
                                   1998 until October 1999, Executive Vice President,
                                   Marketing from August 1992 until March 1998 and as Senior
                                   Vice President, Marketing, Real Estate and Construction
                                   from September 1990 until August 1992. Mr. McAleer has
                                   served as a director since September 1990 and served as
                                   Chairman of the Board of Directors from February 1998
                                   until October 1999. Mr. McAleer is the brother of Mr.
                                   Joseph A. McAleer, Jr., another member of the Board of
                                   Directors.
Robert L. Strickland (71)........  Robert L. Strickland has been a director since November
                                   1998. Mr. Strickland retired as Chairman of the Board of
                                   Directors of Lowe's Companies, Inc., a home improvement
                                   retailer, in January 1998, after 41 years of service, and
                                   is now Chairman Emeritus.

NAME (AGE)                         INFORMATION ABOUT THE NOMINEES
----------                         ------------------------------
William T. Lynch (59)............  William T. Lynch, Jr. has been a director since November
                                   1998. He has served as President and Chief Executive
                                   Officer of Liam Holdings LLC, a marketing and capital
                                   management firm, since April 1997. Mr. Lynch retired as
                                   President and Chief Executive Officer of Leo Burnett Co.
                                   in March 1997 after serving with that advertising agency
                                   for 31 years.
James H. Morgan (54).............  James H. Morgan has been a director since July 2000. Mr.
                                   Morgan has served as Chairman of The Morgan Crossroads
                                   Fund since April 2001. Prior to that time, Mr. Morgan
                                   served as a consultant for Wachovia Securities, Inc., a
                                   securities and investment banking firm, since January
                                   2000. From April 1999 through December 1999, Mr. Morgan
                                   was employed as Chairman and Chief Executive Officer of
                                   Wachovia Securities, Inc. Mr. Morgan was employed by
                                   Interstate/Johnson Lane from 1990 to 1999 in various
                                   capacities, including as Chairman and Chief Executive
                                   Officer, and led the transition during the merger of
                                   Interstate/Johnson Lane and Wachovia Securities in 1999.

ABOUT THE CONTINUING DIRECTORS

     The following information as of April 8, 2002 has been furnished by the continuing directors who are not up for election at this Annual Meeting.

NAME (AGE)                                INFORMATION ABOUT THE CONTINUING DIRECTORS
----------                                ------------------------------------------
Class I Directors Whose Terms
  Will Expire in 2003
Frank E. Guthrie (63)...........  Frank E. Guthrie has been a director since February 1994.
                                  Mr. Guthrie has been President of Magic City Doughnuts
                                  Corporation, our Orlando area franchisee, since 1998, and
                                  co-owns that company with another one of our directors,
                                  Mr. McCoy. He has also been President and owner of Classic
                                  City Doughnuts Corp., our Athens, Georgia franchisee,
                                  since 1992. Additionally, he has been employed by Augusta
                                  Doughnut Company, our Augusta, Georgia franchisee, in
                                  various capacities since 1961, and he is currently its
                                  President and majority owner.
Mary Davis Holt (51)............  Mary Davis Holt has been a director since July 2000. Ms.
                                  Holt has been with Time Inc. for 29 years where she has
                                  held the positions of Chief Operations Officer of Time
                                  Life Inc., a direct-marketing media company, since 1992
                                  and Senior Executive Vice President of Time Life since
                                  1999. Ms. Holt was employed by Time Life as Chief
                                  Operating Officer and Executive Vice President of
                                  Time-Life Kids and Time-Life Education from 1996 to 1999,
                                  and as President of Time Life Books from 1991 to 1992.
Robert L. McCoy (52)............  Robert L. McCoy has been a director since February 1994.
                                  Mr. McCoy has been President and majority owner of Gulf
                                  Florida Doughnut Corp., our Tampa, Florida franchisee,
                                  since November 1983, and he is Vice President and co-owner of Magic City Doughnuts with Mr. Guthrie.

NAME (AGE)                                INFORMATION ABOUT THE CONTINUING DIRECTORS
----------                                ------------------------------------------
Togo D. West, Jr. (59)..........  Togo D. West, Jr. has been a director since July 2000. Mr.
                                  West served as Secretary of Veterans Affairs and a member
                                  of President Clinton's Cabinet from 1998 to 2000. He
                                  served as Secretary of the Army from 1993 to 1998. Mr.
                                  West is an attorney who has practiced with the law firm of
                                  Covington & Burling in Washington, D.C. and has been a
                                  partner of Patterson, Belknap, Webb & Tyler. He has been
                                  General Counsel of the Department of Defense, General
                                  Counsel of the Department of the Navy and has served with
                                  the U.S. Department of Justice. Prior to his most recent
                                  government service, Mr. West was Senior Vice President for
                                  Government Affairs for the Northrop Corporation, an
                                  aerospace and defense systems company.
Class II Directors Whose Terms
  Will Expire in 2004
Scott A. Livengood (49).........  Scott A. Livengood has been employed by Krispy Kreme since
                                  1977. He was appointed Chairman of the Board of Directors
                                  in October 1999. He has served as Chief Executive Officer
                                  since February 1998 and as President since August 1992.
                                  From August 1992 to January 1998, Mr. Livengood was also
                                  Chief Operating Officer. He has served as a director since
                                  February 1994.
Joseph A. McAleer, Jr. (52).....  Joseph A. McAleer, Jr. has been a director since May 1988.
                                  Mr. McAleer served as Chairman of the Board of Directors
                                  from September 1995 until his retirement from Krispy Kreme in January 1998. He also served as Chief Executive Officer from August 1992 to January 1998 and as President and
                                  Chief Operating Officer from May 1988 until August 1992.
                                  Mr. McAleer is a co-owner with Mr. Smith, another one of
                                  our directors, of Dallas Doughnuts, our Dallas/Fort Worth
                                  franchisee. Mr. McAleer is also manager and owner of Mackk
                                  LLC, our Mobile, Alabama franchisee. Mr. McAleer is the
                                  brother of John N. McAleer, Vice Chairman of our Board of
                                  Directors.
Steven D. Smith (49)............  Steven D. Smith has been a director since April 1991.
                                  Since April 1997, Mr. Smith has been President, and a
                                  co-owner with Mr. Joseph A. McAleer, Jr., of Dallas
                                  Doughnuts. He has also been President and majority owner
                                  of Dale's Doughnut Corp., our Tallahassee and Panama City,
                                  Florida franchisee, since 1985 and Dale's Doughnuts of
                                  Dothan, Inc., our Dothan, Alabama franchisee, since 1991.
                                  He has also been the Chief Executive Officer and owner of
                                  Smiths Doughnuts, Inc., our Tuscaloosa, Alabama
                                  franchisee, since 1994.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors meets on a regular basis to supervise, review and direct Krispy Kreme's business and affairs. During our fiscal year ended February 3, 2002, the Board of Directors held eight meetings. The Board of Directors has established an Audit Committee and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of Krispy Kreme's affairs.

     Audit Committee. The Audit Committee's primary duties and responsibilities are to monitor the integrity of Krispy Kreme's financial reporting process and internal controls, monitor the independence and performance of our independent accountants and internal auditors and to provide an avenue of communication among our independent accountants, management, internal auditors and the Board of Directors. As part of these responsibilities, the Audit Committee annually recommends to the Board of Directors the appointment of Krispy Kreme's independent accountants and approves all fees and other significant compensation paid to them. William T. Lynch, Jr., Mary Davis Holt and James H. Morgan are the members of the Audit Committee. The Audit Committee held six meetings during fiscal 2002. See "Report of the Audit Committee."

     Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits for our executive officers, other than our Chief Executive Officer, and the employee benefit plans for all other employees. With respect to our Chief Executive Officer, it makes a recommendation to our Board of Directors. Robert L. Strickland, Robert L. McCoy, Joseph A. McAleer, Jr. and Togo D. West, Jr. are the members of the Compensation Committee. The Compensation Committee held six meetings during fiscal 2002. See "Report of the Compensation Committee on Executive Compensation."

     During fiscal 2002, each of our directors attended at least 75% of the aggregate meetings of the Board of Directors and committees on which they served.

DIRECTORS' COMPENSATION

     We compensate each director who is not an employee with an annual fee of $18,800, which we pay quarterly. Non-employee directors also receive additional fees of $300 per quarter for miscellaneous expenses and approximately $200 monthly for insurance coverage for themselves and their spouses. In addition to these fees, we reimburse each director for travel and other related expenses incurred in attending meetings of the Board of Directors.

     In fiscal 1999, we granted nonqualified stock options for 156,000 shares to each of Messrs. Frank E. Guthrie, William T. Lynch, Jr., Joseph A. McAleer, Jr., Robert L. McCoy, Robert J. Simmons, Steven D. Smith and Robert L. Strickland under Krispy Kreme's 1998 Stock Option Plan. These options vest ratably over a three-year period commencing on the grant date and have an exercise price of $1.30 per share. In fiscal 2001, we granted nonqualified stock options for 156,000 shares to each of Ms. Holt and Messrs. Morgan and West under Krispy Kreme's 2000 Stock Incentive Plan. These options vest ratably over a three year period commencing on the grant date and have an exercise price of $14.77 per share. In fiscal 2002, we granted options for 7,500 shares to each of our non-employee directors (or options for 8,600 shares for non-employee directors who chose to receive additional options in lieu of their cash fee). These options vest ratably over a four-year period commencing the date of grant and have an exercise price of $31.19 per share. Options for 936,000 shares are currently exercisable.

                               EXECUTIVE OFFICERS

     The following information as of April 8, 2002 has been furnished by the executive officers who are not serving as directors.

        NAME (AGE)          INFORMATION ABOUT THE EXECUTIVE OFFICERS
        ----------          ----------------------------------------
J. Paul Breitbach (64)....  J. Paul Breitbach has been employed by Krispy Kreme since
                            November 1992. Mr. Breitbach is currently transitioning into his new responsibilities with Krispy Kreme relating to
                            charitable giving and other special projects, and will no
                            longer have day-to-day responsibilities in Krispy Kreme's
                            management. Mr. Breitbach served as Executive Vice President and Chief Financial Officer through October 2000 and
                            continued to serve as Executive Vice President until
                            February 2002. From 1973 to November 1992, Mr. Breitbach was
                            a partner at the accounting firm of Price Waterhouse, and
                            from 1983 to 1992, was managing partner of that firm's
                            Winston-Salem, North Carolina office. From 1987 to 1992, he was also group managing partner for all Price Waterhouse
                            offices in North Carolina and South Carolina. Mr. Breitbach is a certified public accountant.

        NAME (AGE)          INFORMATION ABOUT THE EXECUTIVE OFFICERS
        ----------          ----------------------------------------
Randy S. Casstevens (36)... Randy S. Casstevens has been employed by Krispy Kreme since
                            1993. Mr. Casstevens was appointed Chief Financial Officer in January 2002. Prior to that time, Mr. Casstevens served as Senior Vice President, Corporate Finance, from April
                            1998. Mr. Casstevens has also served as Secretary since
                            November 1995 and as Treasurer since August 2000. Prior to joining Krispy Kreme, Mr. Casstevens was employed by Price
                            Waterhouse from 1987 to 1993. Mr. Casstevens is a certified public accountant.
John W. Tate (51).........  John W. Tate has served as Krispy Kreme's Chief Operating
                            Officer since January 2002. Mr. Tate began his employment
                            with Krispy Kreme as Chief Financial Officer and President of Krispy Kreme Manufacturing and Distribution ("KKM&D") in
                            October 2000. Prior to joining Krispy Kreme, Mr. Tate served as Senior Vice President and Chief Financial Officer of
                            Williams-Sonoma, Inc., a home furnishings lifestyle
                            retailer, since July 1999. From November 1997 until July
                            1999, Mr. Tate served as Corporate Chief Financial Officer for Dole Food Company Inc. He also served from January 1993 to November 1997, in two Senior Vice President, Chief
                            Financial Officer positions for Dole in Europe and Northern
                            California. Mr. Tate held a variety of financial and general management positions with Ryder System Inc. from May 1986
                            until December 1992.

                        APPROVAL OF AN AMENDMENT TO OUR
                           ARTICLES OF INCORPORATION
                       (ITEM NUMBER 2 ON THE PROXY CARD)

     Under our articles of incorporation, as currently amended, we are authorized to issue up to 100,000,000 shares of common stock. In March 2002, our Board of Directors approved an amendment to our articles of incorporation that increases the maximum number of authorized shares by 200,000,000 shares to a total of 300,000,000 shares, subject to approval by our shareholders. As of April 8, 2002, we had 54,399,707 shares of common stock issued and 15,984,961 shares of common stock underlying outstanding options or reserved for future issuance under all of our equity incentive and stock purchase plans.

     The purpose of the amendment is to provide sufficient shares for general corporate purposes, including stock splits, stock dividends, other recapitalizations, acquisitions, equity financings, grants or equity awards and other corporate transactions.

     Except in connection with reserved shares under our equity incentive and stock purchase plans and for shares which we may issue in connection with our previously announced proposed acquisition of our Akron, Ohio and Cleveland, Ohio franchises, we do not have any commitments or understandings that would require the issuance of additional shares of common stock. We do not require any of these additional authorized shares to complete the acquisition of our Akron, Ohio and Cleveland, Ohio franchises or to provide reserved shares under our equity incentive and stock purchase plans, including following approval of the amendments to our 2000 Stock Incentive Plan for which we are seeking shareholder approval at the Annual Meeting. We periodically evaluate the issuance of additional shares in connection with stock splits. We have a history of stock splits, having declared two-for-one stock splits in March 2001 and June 2001. In deciding whether to effect a stock split, our Board of Directors considers a number of factors, including general market conditions. We have determined that securing shareholder approval of 200,000,000 additional authorized shares of common stock would provide us with the flexibility to consider a combination of possible actions, including stock splits and acquisitions, that would require the issuance of additional shares of common stock.

     Once authorized, the additional shares of common stock may be issued with approval of our Board of Directors but without further approval of our shareholders unless shareholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for shareholders to approve such stock splits, stock dividends, recapitalizations, acquisitions and other corporate transactions.

     Under our articles of incorporation, our shareholders do not have preemptive rights with respect to common stock and their interests could be diluted by the issuance of additional shares. Pursuant to our shareholder rights plan, rights to purchase preferred stock will accompany additional shares issued as a result of the approval of this proposal.

     This proposal could, under certain circumstances, have an anti-takeover effect, although that is not its intention. For example, if we were the subject of a hostile takeover attempt, we could try to impede the takeover by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. Our Board of Directors is not aware of any attempt or plan to acquire control of our company, and this proposal is not being presented as an anti-takeover device.

     Shareholder approval of this proposal is required under North Carolina law. Approval of the amendment to our articles of incorporation increasing the number of authorized shares of common stock by 200,000,000 shares requires the affirmative vote of the holders of a majority of the shares of common stock voting thereon. In the event our shareholders vote in favor of this proposal, we intend to amend our articles of incorporation shortly thereafter to provide for the increase in our authorized common stock. If the shareholders do not approve the amendment, then the number of authorized shares of Krispy Kreme common stock will remain at 100,000,000 shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors, which unanimously approved the amendment to our articles of incorporation, recommends a vote "FOR" this proposal to amend our articles of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 300,000,000 shares.

            APPROVAL OF AMENDMENTS TO OUR 2000 STOCK INCENTIVE PLAN
                       (ITEM NUMBER 3 ON THE PROXY CARD)

     The Board of Directors has adopted, subject to shareholder approval, amendments to our 2000 Stock Incentive Plan to increase the number of shares of common stock issuable under the plan by 5,500,000 shares to 9,996,000 shares in the aggregate.

     The following description of the material features of the 2000 Stock Incentive Plan is a summary and is qualified in its entirety by reference to the 2000 Stock Incentive Plan. We will provide promptly, upon request and without charge, a copy of the full text of the 2000 Stock Incentive Plan to each person to whom this proxy statement is delivered. The 2000 Stock Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

ELIGIBILITY

     Employees, non-employee directors and independent consultants and advisors of Krispy Kreme and its subsidiaries may be granted awards under the 2000 Stock Incentive Plan. Awards are generally made at the discretion of the Compensation Committee of the Board of Directors.

DESCRIPTION OF AWARDS

     General. Awards granted under the 2000 Stock Incentive Plan may be "incentive stock options" ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), "nonqualified stock options" ("NQSOs"), stock appreciation rights ("SARs"), performance units, restricted stock (or units) and share awards.

     The Compensation Committee of the Board of Directors (or a subcommittee thereof) (the "Committee") generally has discretion to set the terms and conditions of grants and awards, including the term, exercise price and vesting conditions (including vesting based on our performance); to select the persons who receive such grants and awards; and to interpret and administer the 2000 Stock Incentive Plan. Currently, the maximum number of shares of our common stock with respect to which awards may be granted under the 2000 Stock Incentive Plan is 4,000,000 shares, plus 496,000 shares that remain available for grant under our 1998 Stock Option Plan. As of February 3, 2002, options to purchase 2,472,061 shares of our common stock, of which 469,608 were exercisable, and restricted awards for 12,239 restricted shares were outstanding under the 2000 Stock Incentive Plan and 2,011,700 shares remained available for future grant. The 2000 Stock Incentive Plan provides aggregate limits on grants of the various types of awards in the amount of 3,000,000 shares for ISOs and 1,200,000 shares, in the aggregate, for SARs, performance units, restricted stock and stock awards. The maximum number of shares for which options (ISOs and NQSOs) or SARs may be granted to any individual during any calendar year is 1,000,000 shares, subject to anti-dilution and similar provisions; provided, however, that to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years. The maximum number of shares for which restricted stock grants intended to be subject to Section 162(m) of the Code or performance units may be granted to any individual during any calendar year is 300,000 shares. The Board of Directors may at any time amend or terminate the 2000 Stock Incentive Plan, subject to applicable laws. We pay the administrative costs of the 2000 Stock Incentive Plan.

     Options. The Committee may grant ISOs only to our employees, including officers. NQSOs may be granted to any person employed by or performing services for us, including non-employee directors. The exercise price for each option may be not less than 100% of the fair market value of our common stock subject to the option. ISOs are also subject to certain limitations prescribed by the Code, including the requirement that such options may not be granted to employees who own more than 10% of the combined voting power of all classes of our voting stock (a "principal shareholder"), unless the option price is at least 110% of the fair market value of our common stock subject to the option at the time of grant. In addition, an ISO granted to a principal shareholder may not be exercisable more than five years from its date of grant.

     Full payment of the option price must be made when an option is exercised. The purchase price may be paid in cash or in such other form of consideration as the Committee may approve, which may include shares of our common stock valued at their fair market value on the date of exercise, company-provided loans, or by any other means which the Committee determines to be consistent with the 2000 Stock Incentive Plan's purpose and applicable law. A participant will have no rights as a shareholder with respect to the shares subject to his option until the option is exercised.

     Stock Appreciation Rights. The Committee may grant a SAR in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. A SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which shall not be less than 100% of the fair market value of our common stock at the time the SAR is granted or the option exercise price of the related option. Such excess amount shall be payable in our common stock, in cash, or in a combination thereof, as determined by the Committee.

     Performance Units. The Committee may grant performance units (a right to receive a designated dollar amount of our common stock or cash contingent on achievement of performance or other objectives). The full and/or partial payment of performance unit awards granted will be made only upon certification by the Committee of the attainment by us, over a performance period established by the Committee, of any one or more performance targets, which have been established by the Committee and which are based on objective criteria. No payment will be made if the targets are not met.

     Restricted and Other Stock Awards. The Committee may grant restricted stock awards (a grant of our common stock or the right to receive our common stock, with such awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more performance or other objectives, as determined by the Committee) or share awards (a grant of our common stock). Any such awards shall be subject to such conditions, restrictions and contingencies as the Committee determines. These conditions may include, for example, a requirement that the participant continue employment with us for a specified period or that we or the participant achieve certain stated objectives.

TERMINATION OF AWARDS

     The terms of an award may provide that it will terminate, among other reasons, upon the holder's termination of employment or other status with Krispy Kreme or our subsidiaries, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control. Also, the Committee may, within the terms of the 2000 Stock Incentive Plan, provide in an award agreement for the acceleration of vesting for any of the above reasons.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

     A federal income tax deduction will generally be unavailable to Krispy Kreme for annual compensation in excess of one million dollars paid to its chief executive officer and its other four most highly compensated executive officers. However, amounts that constitute "performance-based" compensation are not counted toward the one million dollar limit. The Committee may generally designate any award described above as intended to be "performance-based" compensation. Any awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m) of the Code. The performance goals that may be used by the Committee for such awards shall be based on any one or more of the following performance measures, as selected by the Committee: earnings, earnings per share, earnings before interest, taxes and depreciation and amortization, growth in earnings per share, achievement of annual operating profit plans, operating profit margin, return on equity performance, total shareholder return, stock price, system-wide sales, customer satisfaction, store income as a percentage of sales, comparable store sales growth, number of new store operating weeks, achievement of new store sales standards, EBITDA, return on assets, general administrative expenses as a percentage of revenue, or aging of accounts receivable. Each goal may be based on or otherwise employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the principal federal income tax consequences of the 2000 Stock Incentive Plan. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 2000 Stock Incentive Plan.

     Stock Options. In general, the grant of a stock option will not be a taxable event to the recipient and it will not result in a deduction to Krispy Kreme. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is an ISO or a NQSO.

     Upon the exercise of a NQSO, the optionee will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. Krispy Kreme will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

     Generally, an optionee will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to Krispy Kreme, provided the option is exercised while the optionee is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an ISO granted under the 2000 Stock Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a NQSO. Also, an ISO granted under the 2000 Stock Incentive Plan will be treated as a NQSO to the extent it (together with any other ISOs granted under other plans of Krispy Kreme and its subsidiaries) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the optionee will recognize ordinary income at the time of disposition, and Krispy Kreme will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

     Although the exercise of an ISO as described above would not produce ordinary taxable income to the optionee, it would result in an increase in the optionee's alternative minimum taxable income and may result in an alternative minimum tax liability.

     Restricted Stock. A participant who receives shares of restricted stock will generally recognize ordinary income at the time the restrictions lapse, i.e., when the shares vest. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest. This amount is generally deductible for federal income tax purposes by Krispy Kreme. Dividends paid with respect to unvested restricted stock will be ordinary compensation income to the participant (and generally deductible by Krispy Kreme). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and Krispy Kreme will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to Krispy Kreme. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

     Stock Appreciation Rights and Other Awards. With respect to stock appreciation rights and other awards under the 2000 Stock Incentive Plan not described above, generally, when a participant receives payment with respect to an award granted to him or her under the 2000 Stock Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to Krispy Kreme.

     Payment of Withholding Taxes. Krispy Kreme may withhold, or require a participant to remit to Krispy Kreme, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2002 Stock Incentive Plan.

     Special Rules. Certain special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

     Limitation on Deductibility. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2000 Stock Incentive Plan) by a public company to each "covered employee" (the chief executive officer and four other most highly compensated executive officers of Krispy Kreme) to no more than one million dollars. Krispy Kreme currently intends to structure stock options granted under the 2000 Stock Incentive Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

     Approval of the amendments to the 2000 Stock Incentive Plan to increase the number of shares issuable over the term of the plan by 5,500,000 shares to 9,996,000 shares requires the affirmative vote of the holders of a majority of the shares of common stock voting thereon.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors, which unanimously approved the amendments to our 2000 Stock Incentive Plan, recommends a vote "FOR" approval of the amendments to our 2000 Stock Incentive Plan.

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
                       (ITEM NUMBER 4 ON THE PROXY CARD)

     Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit Krispy Kreme's accounts for its fiscal year ending February 2, 2003. PricewaterhouseCoopers LLP audited the accounts of Krispy Kreme for fiscal 2002 and has served as independent public accountants to Krispy Kreme since 1992. While ratification by the shareholders of this appointment is not required by law or by our articles of incorporation or bylaws, our management believes that such ratification is desirable. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote "FOR" ratification of PricewaterhouseCoopers LLP as independent public accountants to Krispy Kreme.

                             EXECUTIVE COMPENSATION

     The table below provides information concerning the total compensation received for services rendered to Krispy Kreme during the three fiscal years ended February 3, 2002 by our Chief Executive Officer and our four other highest paid executive officers, who are collectively referred to as the named officers. "Other Annual Compensation" includes perquisites and other personal benefits paid to each of the named officers, such as automobile allowances, club dues and medical insurance premiums.

     Amounts under "LTIP Payouts" represent bonuses paid to cover loan repayments due to Krispy Kreme in connection with the recognition of income upon the conversion of the Long-Term Incentive Plan, or LTIP, by the named officer. Amounts under "All Other Compensation" represent the dollar value of bonuses credited to the named officers under our stock bonus plans.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                          ------------------------------------------------
                                            ANNUAL COMPENSATION                          AWARDS                   PAYOUTS
                                     ----------------------------------   -------------------------------------   --------
                                                           OTHER ANNUAL   RESTRICTED STOCK       SECURITIES         LTIP
NAMED OFFICER                 YEAR    SALARY     BONUS     COMPENSATION        AWARDS        UNDERLYING OPTIONS   PAYOUTS
-------------                 ----   --------   --------   ------------   ----------------   ------------------   --------
Scott A. Livengood..........  2002   $450,000   $714,751     $112,276               --            582,800         $112,709
  Chairman of the Board,      2001    375,000    686,045       66,795               --             90,800          111,098
  President and Chief         2000    332,446    450,339       66,751               --                 --          151,098
  Executive Officer
J. Paul Breitbach...........  2002    252,000    432,027      112,407               --             32,000          133,397
  Executive Vice President    2001    252,000    466,108       57,591               --                 --          146,962
                              2000    234,731    298,611       57,547               --                 --          162,434
Randy S. Casstevens(1)......  2002    152,000    181,070       45,812               --             18,000            8,030
  Chief Financial Officer,    2001    133,568    185,289       35,808               --                 --            7,915
  Secretary and Treasurer     2000    123,670    128,637        9,372               --                 --           10,164
John N. McAleer.............  2002    230,000    213,469       88,070               --             24,000           65,512
  Vice Chairman of the Board  2001    214,000    351,956       57,947               --                 --           64,576
  and Executive Vice          2000    199,845    254,232       52,903               --                 --           80,636
  President, Concept
  Development
John W. Tate(2).............  2002    350,000    556,406      188,659               --            130,000               --
  Chief Operating Officer of  2001     83,769    304,943      142,508         $165,000            230,000               --
  Krispy Kreme and President  2000         --         --           --               --                 --               --
  of KKM&D


                               ALL OTHER
NAMED OFFICER                 COMPENSATION
-------------                 ------------
Scott A. Livengood..........    $77,773
  Chairman of the Board,         57,774
  President and Chief            46,331
  Executive Officer
J. Paul Breitbach...........     50,268
  Executive Vice President       38,950
                                 33,169
Randy S. Casstevens(1)......     23,610
  Chief Financial Officer,       18,382
  Secretary and Treasurer        14,921
John N. McAleer.............     40,737
  Vice Chairman of the Board     32,776
  and Executive Vice             28,240
  President, Concept
  Development
John W. Tate(2).............      6,563
  Chief Operating Officer of         --
  Krispy Kreme and President         --
  of KKM&D

---------------

(1) On January 30, 2002, Mr. Casstevens was appointed our Chief Financial
    Officer.
(2) Mr. Tate commenced his employment with us in October 2000. Mr. Tate's annual bonus for our fiscal year ended January 28, 2001 consists of a hiring bonus of $150,000 along with an annual bonus of $154,943 and his other annual compensation includes a relocation reimbursement of $131,972. On January 30, 2002, Mr. Tate was appointed our Chief Operating Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information with respect to grants of options to each of our named officers during our fiscal year ended February 3, 2002. The options were granted at exercise prices which were not less than the fair market value of the common stock at the time of grant. The potential realizable value at assumed annual rates of stock price appreciation was based on the last reported sales price for our common stock on The New York Stock Exchange on February 1, 2002 of $39.02 per share.

                                    INDIVIDUAL GRANTS
                                 -----------------------                            POTENTIAL REALIZABLE
                                              % OF TOTAL                              VALUE AT ASSUMED
                                  OPTIONS     NUMBER OF                             ANNUAL RATES OF STOCK
                                 GRANTED TO   SECURITIES   EXERCISE                  PRICE APPRECIATION
                                 EMPLOYEES    UNDERLYING   OR BASE                    FOR OPTIONS TERM
                                 IN FISCAL     OPTIONS      PRICE     EXPIRATION   -----------------------
             NAME                   YEAR       GRANTED      ($/SH)       DATE          5%          10%
             ----                ----------   ----------   --------   ----------   ----------   ----------
Scott A. Livengood.............   240,000       11.06%      $15.13    08/06/2008   $1,478,263   $3,444,982
                                   32,000        1.47        16.94    08/06/2008      220,681      514,281
                                  230,800       10.64        31.93    08/06/2008    1,437,905    3,643,933
                                   80,000        3.69        28.58    08/08/2011    3,000,104    6,991,518
J. Paul Breitbach..............    32,000        1.47        28.58    08/08/2011      575,162    1,457,573
Randy S. Casstevens............    18,000        0.83        28.58    08/08/2011      323,529      819,885
John N. McAleer................    24,000        1.11        28.58    08/08/2011      431,731    1,093,180
John W. Tate...................    70,000        3.23        16.22    01/31/2011      714,047    1,809,535
                                   60,000        2.77        28.58    08/08/2011    1,078,429    2,732,950

                         FISCAL YEAR END OPTION VALUES

     The following table shows information concerning stock options held by each of the named officers at February 3, 2002. The value of unexercised in-the-money options was based on the last reported sales price for our common stock on The New York Stock Exchange on February 1, 2002 of $39.02 per share.

                                                       COMMON SHARES             VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END
                                                ---------------------------   ---------------------------
                NAMED OFFICER                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                -------------                   -----------   -------------   -----------   -------------
Scott A. Livengood(1).........................    971,198       2,022,402     $32,761,160    $66,357,656
J. Paul Breitbach.............................    200,000         432,000       7,544,000     15,422,080
Randy S. Casstevens...........................     80,000         178,000       3,017,600      6,223,120
John N. McAleer...............................    200,000         424,000       7,544,000     15,338,560
John W. Tate..................................     75,000         285,000       1,528,225      5,211,075

---------------

(1) Common shares underlying 447,133 exercisable and 894,267 unexercisable options granted to Mr. Livengood are subject to the terms of a divorce settlement agreement.

                    RETIREMENT INCOME PLAN FOR KEY EMPLOYEES

     Effective May 1, 1994, we established a noncontributory, nonqualified defined benefit pension plan known as the Retirement Income Plan for Key Employees for certain of our key employees. The benefits under the retirement plan are based on years of service after 1993 and average base salary compensation during the last five years of the employee's employment with Krispy Kreme.

     The following table shows estimated annual benefits payable to participants in the retirement plan upon retirement at age 65 at the specified remuneration in the various years of service classifications:

  Retirement Plan Table

                                                                      YEARS OF SERVICE
                                                            -------------------------------------
                FINAL AVERAGE COMPENSATION                    15        20        25        30
                --------------------------                  -------   -------   -------   -------
$100,000..................................................  $15,000   $20,000   $25,000   $30,000
$200,000..................................................   30,000    40,000    50,000    60,000
$300,000..................................................   45,000    60,000    75,000    90,000
$400,000..................................................   60,000    80,000   100,000   120,000

     In March 2000, we closed the plan to new participants. Except for Mr. Tate, each of the named officers is eligible to participate in the retirement plan upon his retirement from Krispy Kreme and vesting of his rights under the plan. Other than Mr. Tate and Mr. Casstevens, each of the named officers' rights in the plan have vested. Benefits are computed on a straight-life annuity basis and are not subject to any deductions.

EXECUTIVE CONTRACTS, TERMINATION, CHANGE-IN-CONTROL AND OTHER ARRANGEMENTS

  Employment Contracts

     Krispy Kreme has entered into employment agreements with the following named officers:

     Scott A. Livengood. Mr. Livengood's employment agreement, dated August 10, 1999, provides for an initial three-year term that automatically extends for successive one-year periods each year as of August 10, commencing August 10, 2000, unless Krispy Kreme notifies him, on or before that date each year, that his term is not being extended. Mr. Livengood received a salary of $450,000 for fiscal 2002 and is eligible for annual increases and a performance-based bonus. Additionally, Mr. Livengood receives non-incentive compensation in the amount of $5,127 per month. He is entitled to participate in and receive other employee benefits which may include, but are not limited to, benefits under any life, health, accident, disability, medical, dental and hospitalization insurance plans, use of a company automobile or an automobile allowance and other perquisites and benefits as are provided to senior managers.

     Mr. Livengood's employment agreement may be terminated by Krispy Kreme for good cause. If the agreement is terminated without good cause, Mr. Livengood is entitled to a severance payment consisting of:

     - An amount equal to his current annual base salary and non-incentive compensation through the expiration date of the agreement

     - A lump sum payment, payable within 30 days of termination, equal to his current monthly base salary multiplied by the number of months between the month of discharge and the preceding August, inclusive

     - A lump sum payment, payable within 30 days of termination, equal to three times Mr. Livengood's bonus, calculated at 50% of his annualized base salary for the then current fiscal year, and discounted at the rate of 6% per annum.

     Mr. Livengood is entitled to the same payments if he terminates his employment after a change in control of Krispy Kreme and his duties or responsibilities with Krispy Kreme are diminished, or he is required to relocate or Krispy Kreme fails to maintain his compensation or benefits levels.

     If Mr. Livengood's employment is terminated by reason of death, retirement or voluntary termination, Krispy Kreme will pay him or his estate his base salary, non-incentive compensation, bonuses and benefits through the expiration date of the agreement. In the event of death, his estate will be paid a $5,000 benefit. In the event Mr. Livengood's employment is terminated by reason of disability, Krispy Kreme will pay his base salary, non-incentive compensation, bonuses and benefits for a period of six months following the date of disability. In addition, if Mr. Livengood is terminated for any reason other than by voluntary termination or upon a change in control of Krispy Kreme (whether or not he terminates employment), his outstanding stock options will fully vest.

     Krispy Kreme will also pay Mr. Livengood an additional amount equal to any excise tax he is required to pay due to any payments under his agreement constituting "excess parachute payments" under the Code, as well as any additional income taxes or excise taxes imposed on such payments.

     In the event Mr. Livengood's employment is terminated for good cause or he terminates voluntarily, Mr. Livengood will be subject to a non-compete agreement for a period of two years following the termination. During this two year period, Mr. Livengood will be prohibited from engaging in the business of making and selling doughnuts and complementary products within certain defined geographical areas. This prohibition does not apply, however, to Mr. Livengood's development rights described in "Related Party Transactions."

     In addition, under separate arrangements, our Board of Directors approved the transfer to Mr. Livengood of some membership benefits to the Educational Foundation of the University of North Carolina at Chapel Hill upon Mr. Livengood's termination of service.

     John N. McAleer. Mr. McAleer's employment agreement expires on August 10, 2002. Commencing on August 10, 2000, the term of this agreement automatically extends for successive one-year periods each year as of August 10, unless Krispy Kreme notifies him, on or before that date each year, that his term is not being extended. Mr. McAleer received a salary of $230,000 for fiscal 2002 and is eligible for annual increases and a performance-based bonus. Additionally, Mr. McAleer receives non-incentive compensation in the amount of $3,927 per month. Mr. McAleer is entitled to participate in and receive other employee benefits and perquisites similar to those provided to Mr. Livengood, and the severance provisions for Mr. McAleer are also similar to Mr. Livengood's.

     J. Paul Breitbach. Mr. Breitbach's employment agreement, which was in effect during fiscal 2002, expired on February 3, 2002. Mr. Breitbach received a salary of $252,000 for fiscal 2002. Additionally, in fiscal 2002, Mr. Breitbach received non-incentive compensation in the amount of $4,197 per month. Under this agreement, Mr. Breitbach was entitled to participate in and receive other employee benefits and perquisites similar to those provided to Mr. Livengood, and the severance provisions for Mr. Breitbach were also similar to Mr. Livengood's.

     John W. Tate. Mr. Tate's employment agreement, dated February 1, 2001, provides for an initial three-year term that automatically extends for successive one-year periods each year as of February 1, commencing February 1, 2002, unless Krispy Kreme notifies him, on or before that date each year, that his term is not being extended. Mr. Tate received a salary of $350,000 for fiscal 2002 and is eligible for annual increases and a performance based bonus. Additionally, Mr. Tate receives non-incentive compensation in the amount of $3,558 per month. Mr. Tate is entitled to participate in and receive other employee benefits and perquisites similar to those provided to Mr. Livengood, and the severance provisions for Mr. Tate are also similar to Mr. Livengood's.

     Randy S. Casstevens. Mr. Casstevens' employment agreement, dated December 1, 2000, provides for an initial two-year term that automatically extends for successive one-year periods each December 1, commencing December 1, 2001, unless Krispy Kreme notifies him, on or before that date each year, that his term is not being extended. Mr. Casstevens received a salary of $152,000 for fiscal 2002 and is eligible for annual increases and a performance-based bonus. Additionally, Mr. Casstevens receives non-incentive compensation in the amount of $2,327 per month. Mr. Casstevens is entitled to participate in and receive other employee benefits and perquisites similar to those provided to Mr. Livengood, and the severance provisions for Mr. Casstevens are also similar to Mr. Livengood's.

  Change-in-control arrangements

     The option agreements under our stock option plans provide that all options become vested and exercisable upon a corporate reorganization, as defined in the option agreements, provided that the participant is employed by Krispy Kreme on the date of that corporate reorganization.

                           RELATED PARTY TRANSACTIONS

ASSOCIATES' LICENSE AGREEMENTS WITH RELATED PARTIES

     We are parties to franchise agreements, referred to as associates' license agreements, with some of our directors. Our associates' license agreements permit the associate to sublicense the franchise to a company which is majority-owned and principally managed by the associate. Our director-associates have generally sublicensed in this manner. These agreements grant each associate a license to produce, market, package and sell Krispy Kreme doughnuts and other products in a specified territory.

     Each associate must purchase mixes and equipment from us and, as a result, we have outstanding accounts receivable, from time to time, with each of our associates. Additionally, our associates pay us franchise royalties. The table below shows KKM&D sales to and royalties from our directors' affiliated franchise companies during our fiscal year ended February 3, 2002.

                                                              FISCAL YEAR ENDED
DIRECTOR AND FRANCHISE COMPANIES                              FEBRUARY 3, 2002
--------------------------------                              -----------------
                                                               (IN THOUSANDS)
Frank E. Guthrie:
  Augusta Doughnut Company..................................       $  880
  Classic City Doughnuts Corp. .............................          332
Frank E. Guthrie and Robert L. McCoy:
  Magic City Doughnuts Corporation..........................        1,863
Joseph A. McAleer, Jr.:
  Mackk LLC.................................................        2,152
  Joe LeBeau................................................        1,086
Joseph A. McAleer, Jr. and Steven D. Smith:
  Dallas Doughnuts..........................................        6,928
Robert L. McCoy:
  Gulf Florida Doughnut Corp. ..............................        5,148
Steven D. Smith:
  Dale's Doughnut Corp. ....................................        1,939
  Dale's Doughnuts of Dothan, Inc. .........................          442
  Smiths Doughnuts, Inc. ...................................          626

     Our agreement with Mr. Guthrie, which he has sublicensed to Magic City Doughnuts Corporation, obligates him to develop and operate a total of four stores in the Orlando, Florida area, two of which were open as of February 3, 2002. Mr. Guthrie co-owns Magic City Doughnuts with Mr. McCoy. Our agreement with Mr. Joseph A. McAleer, Jr., which he has sublicensed to Dallas Doughnuts, obligates him to develop and operate a total of eight stores in the Dallas/Fort Worth territory by December 31, 2003, three of which were open as of February 3, 2002. Mr. Joseph A. McAleer, Jr. co-owns Dallas Doughnuts with Mr. Smith.

     We are also parties to associates' license agreements with two brothers-in-law of Messrs. Joseph A. McAleer, Jr. and John N. McAleer, our Vice Chairman and Executive Vice President, Concept Development. Mr. William J. Dorgan operates stores in Biloxi and Gulfport, Mississippi through Dorgan's Doughnut Company, Inc. Total KKM&D sales to and royalties from Dorgan's Doughnuts were $582,000 in fiscal 2002. Since September 1998, Pat Silvernail has operated two stores in Macon, Georgia through S&P of Macon, Inc. Total KKM&D sales to and royalties from S&P of Macon were $1,111,000 in fiscal 2002.

THE KINGSMILL PLAN

     In December 1994, we implemented a plan to provide franchise opportunities to corporate management, which we refer to as the Kingsmill Plan. Under the terms of the Kingsmill Plan, we agreed to make franchise opportunities available to members of corporate management who met our ordinary franchisee qualifications and to provide financial assistance in the form of collateral repurchase agreements and company guaranties of bank loans. We established similar franchise opportunity plans for store managers and associate operators. We have terminated the plan, except for existing participants with whom we have entered into a franchise agreement. The collateral repurchase agreements and guaranties we have made pursuant to the Kingsmill Plan are described below.

AREA DEVELOPER EQUITY FUND

     In March 2000, we established a pooled investment fund, the Krispy Kreme Equity Group, LLC, which invested in new area developers in certain markets. Krispy Kreme officers were eligible to invest in the fund. Members of our Board of Directors who were not Krispy Kreme officers were not eligible to invest in the fund. Krispy Kreme did not provide any funds to its officers to invest in the fund or provide guarantees for the investment. The fund invested exclusively in new area developers, obtaining up to a five percent interest in them. As of February 3, 2002, the fund had invested in six area developers. On March 5, 2002, the members of the fund unanimously voted to sell their interests in the fund to Krispy Kreme. We paid each member of the fund an amount equal to his or her original investment, totaling an aggregate of $940,100. On March 6, 2002, the fund was dissolved.

DEVELOPMENT RIGHTS OF OFFICERS AND DIRECTORS

     We entered into a letter agreement with Mr. Scott A. Livengood, our Chairman, President and Chief Executive Officer, on April 12, 1994, under which we granted Mr. Livengood the option to develop stores in Alamance, Durham and Orange Counties, North Carolina, and the State of Colorado pursuant to the Kingsmill Plan. Mr. Livengood subsequently relinquished his development rights to the State of Colorado and obtained the rights to develop stores in Northern California, also pursuant to the Kingsmill Plan. Mr. Livengood released these rights in favor of Krispy Kreme in exchange for the right to purchase a minority interest (approximately 3.0%) in future joint ventures between Krispy Kreme and area developers, including the Northern California joint venture for which we had guaranteed the payments on several leases and 59% of the line of credit and term loan. On March 5, 2002, Mr. Livengood sold his ownership interests in the joint ventures to us at his original cost of $558,800.

     In August 1999, Mr. John N. McAleer, our Vice Chairman and Executive Vice President, Concept Development, obtained area development rights for the metropolitan areas of Portland and Seattle pursuant to the Kingsmill Plan. In February 2000, Mr. McAleer released these rights in favor of Krispy Kreme. As of February 3, 2002, Mr. McAleer owned a minority interest in a limited liability company to which Krispy Kreme has granted area development rights for the metropolitan areas of Portland, Seattle, Anchorage, Hawaii and Vancouver. On March 5, 2002, Mr. McAleer sold his ownership interest in this limited liability company to us at his original cost of $75,800.

     Pursuant to the Kingsmill Plan, we are a party to an area development agreement with Midwest Doughnuts, LLC, dated May 29, 1996. Mr. Philip R.S. Waugh, Jr., our Senior Vice President, Franchise Development, owns 50% of the membership interests in Midwest Doughnuts. Under the terms of the agreement, the area developer is required to open a minimum of four stores in the Kansas City territory, three of which were open as of February 3, 2002. The requirement to open a fourth store has been suspended. Total KKM&D sales to and royalties from Midwest Doughnuts were $2,393,000 in fiscal 2002. In September 2000, we entered into an additional development agreement with Heartland Dough, LLC and Show Me Dough, LLC to develop one store in each of the Wichita, Kansas and Springfield, Missouri markets. Mr. Waugh owns 50% of the membership interests in Heartland Dough and Show Me Dough. These agreements are not subject to the terms of the Kingsmill Plan.

     We entered into a letter agreement with Mr. Joseph A. McAleer, Jr., a Krispy Kreme director, on February 15, 1994 granting him the option to acquire three stores located in Mobile, Alabama. Mr. McAleer purchased the stores on February 1, 1998 for a total purchase price of $1.6 million, subject to certain adjustments. The purchase price was determined on the basis of the amount paid for the stores in 1990, the face value of store receivables and the cost of the store's inventory, mutually determined by Mr. McAleer and

Krispy Kreme. We also granted Mr. McAleer the right to develop up to ten stores in the New Orleans, Louisiana territory.

CONVERSION OF THE LONG-TERM INCENTIVE PLAN

     The Employees' Long-Term Incentive Plan, or the LTIP, which was established in 1992, enabled eligible employees to defer some or all of bonuses earned under our incentive compensation plans. The deferred amounts were converted to units of phantom stock based on a formula contained in the LTIP. The phantom stock units granted under the LTIP were credited with dividends in a manner identical to our common stock. Pursuant to the terms of the LTIP, a participant's account was to be distributed to him in accordance with the deferral election made by the participant.

     In August 1998, we determined that it was in Krispy Kreme's best interest to liquidate the LTIP. Accordingly, we undertook a conversion program whereby phantom stock units under the LTIP were converted into an equivalent number of actual shares of Krispy Kreme common stock. Participants who elected to participate in the conversion received a distribution of shares of our common stock. Non-participants received a cash payout.

     Because the distribution of shares of our common stock pursuant to the conversion triggered recognition of income for participants, we established a loan program by which we made 10-year loans with fixed 6% rates of interest available to senior executive participants in an amount equal to 45% of the amount of income recognized as a result of the conversion. Pursuant to this program, we extended loans to the following officers and directors on August 31, 1998:

                                                                                AMOUNT OUTSTANDING AS
                    OFFICER OR DIRECTOR                      PRINCIPAL AMOUNT    OF FEBRUARY 3, 2002
                    -------------------                      ----------------   ---------------------
Scott A. Livengood.........................................      $449,730             $341,105
J. Paul Breitbach..........................................       532,279              403,716
John N. McAleer............................................       261,406              198,268
Joseph A. McAleer, Jr......................................       504,390              382,563
Randy S. Casstevens........................................        32,040               24,302

     Some of our other officers and directors also received loans of less than $60,000. Although we are not legally obligated to do so, we have paid and intend to pay supplemental bonuses to the participants over the ten-year period of the loan in an amount necessary to enable the participant to make the loan payment due us after payment of federal and state taxes. The amounts shown in the "Summary Compensation Table" under the "LTIP Payouts" column reflect the bonuses paid to the named officers in that year.

COLLATERAL REPURCHASE AGREEMENTS, FRANCHISEE GUARANTIES AND OTHER AGREEMENTS

     On December 21, 1998, we entered into collateral repurchase agreements in favor of Suntrust Bank, Central Florida, National Association with respect to a loan incurred by Magic City Doughnut Corporation in the original principal amount of $435,000. Messrs. Frank E. Guthrie and Robert L. McCoy, two of our directors, co-own Magic City Doughnut Corporation. The loan was secured by the equipment used in the operation of a Krispy Kreme store located in Winter Park, Florida and a pledge of company stock owned by Mr. Guthrie, a trust of which Mr. McCoy is the sole trustee and Mrs. Patricia B. McCoy, who is Mr. McCoy's spouse. In the event that the borrower defaulted on the loan, we were obligated to repurchase the equipment at a purchase price equal to the lesser of $302,000 or the unpaid balance of the loan. We were also obligated to purchase the pledged shares from the bank at book value. During fiscal 2002, we were released from our obligations under these arrangements.

     On September 18, 1998, we entered into a guaranty agreement with Mr. Beattie F. Armstrong and Beattie F. Armstrong, Inc. for Mr. Pat Silvernail and his wife, Mrs. Shannon McAleer Silvernail, and S&P of Macon, Inc., our Macon, Georgia franchisee. Mrs. Silvernail is the sister of, and Mr. Silvernail is consequently a brother-in-law to, Mr. Joseph A. McAleer, Jr. and Mr. John N. McAleer. Under the terms of the agreement, we agreed to guarantee two loans in the combined original principal amount of $1.0 million obtained by the Silvernails and S&P of Macon to finance the purchase of a Krispy Kreme associates' license agreement and the two Macon stores.

     On May 29, 1996, we entered into a collateral repurchase agreement and a guaranty agreement in favor of The First National Bank of Olathe with respect to a loan in the amount of $905,000 incurred by Mr. Waugh and the other members of Midwest Doughnuts under the terms of the Kingsmill Plan. The loan was secured by the equipment used in the operation of a Krispy Kreme store located in Independence, Missouri. In the event Midwest Doughnuts defaulted on the loan, we were obligated to repurchase the equipment at a purchase price equal to the lesser of $300,000 or the unpaid portion of the loan used to fund the purchase of the pledged assets. In addition to our obligation under the collateral repurchase agreement, we were obligated under the guaranty agreement to pay the lender up to $300,000 in the event Midwest Doughnuts defaulted on the loan. During fiscal 2002, we were released from our obligations under these arrangements.

     On February 25, 1994, we entered into an equipment repurchase and amendment to associates' license agreement with Mr. William J. Dorgan, a brother-in-law to Messrs. Joseph A. McAleer, Jr. and John N. McAleer. This agreement was in connection with financing in the aggregate amount of $1.2 million obtained by Mr. Dorgan and his wife, Mrs. Patricia M. Dorgan, from Branch Banking and Trust Company, relating to Mr. Dorgan's Biloxi and Gulfport, Mississippi franchises. Upon termination of Mr. Dorgan's associates' license agreement for any reason, we were obligated to repurchase some equipment used in the operation of Mr. Dorgan's stores at a purchase price of $350,000. During fiscal 2002, we were released from our obligations under this arrangement.

     On September 22, 1992, we entered into an equipment repurchase and amendment to associates' license agreement with Mr. Guthrie, one of our directors. Upon the termination of Mr. Guthrie's associates' license agreement for any reason, we are obligated to repurchase some equipment used in the operation of the franchise store in Athens, Georgia at a purchase price equal to the greater of its amortized cost or 20% of its original cost of $348,000. Mr. Guthrie operates his Athens franchise through Classic City Doughnuts.

LOAN AGREEMENTS AND OTHER TRANSACTIONS

     We have entered into loan agreements with some of our directors and officers as described below.

     We have waived the payment of royalties by Mr. Guthrie in connection with his Athens, Georgia store, operated through Classic City Doughnuts, during the past several years due to operational difficulties the store has encountered. The cumulative amount of these royalties during the last three fiscal years did not exceed $60,000. Mr. Guthrie began paying royalties on the Athens, Georgia store in February 2002.

     We have extended loans to some of our officers and directors to cover tax payments in connection with the conversion of our LTIP and to purchase shares of restricted stock, as described in "-- Conversion of Long-Term Incentive Plan."

POLICY ON RELATED PARTY TRANSACTIONS

     Our Board of Directors has adopted a resolution whereby all transactions with related parties, including any loans from us to our officers, directors, principal shareholders or affiliates, must be approved by a majority of the disinterested members of the Board of Directors and must be on terms no less favorable to us than could be obtained from unaffiliated third parties. The Audit Committee is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Robert L. Strickland, Robert L. McCoy, Joseph A. McAleer, Jr. and Togo D. West comprised the members of the Compensation Committee during our fiscal year ended February 3, 2002. Mr. McAleer is a former executive officer of Krispy Kreme, and both Messrs. McAleer and McCoy conduct business with Krispy Kreme through franchises as described in "Related Party Transactions."

                         REPORT OF THE AUDIT COMMITTEE

     Our Audit Committee is comprised of three independent directors and operates under a written charter which is attached as Annex A to this Proxy Statement. The Audit Committee, in its oversight role over (1) Krispy Kreme's financial accounting and reporting process, (2) Krispy Kreme's system of internal controls established by management and (3) the external audit process, has met with management and the independent auditors of Krispy Kreme. Discussions about Krispy Kreme's audited financial statements included the independent auditor's judgments about the quality, not just the acceptability, of Krispy Kreme's accounting principles and underlying estimates used in Krispy Kreme's financial statements, as well as other matters, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees ("SAS 61"), as amended by Statement on Auditing Standards No. 90, Audit Committee Communications ("SAS 90") and by the Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report as of April 8, 2002:

          1. The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended February 3, 2002 with management of Krispy Kreme.

          2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90.

          3. The Audit Committee has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure indicating all relationships, if any, between the independent auditor and its related entities and Krispy Kreme and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of Krispy Kreme; and the Audit Committee has discussed with the auditor and considered the auditor's independence from the company.

     Based on the review and discussions referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in Krispy Kreme's Annual Report on Form 10-K for the fiscal year ended February 3, 2002 for filing with the Securities and Exchange Commission.

                                          William T. Lynch, Jr., Chairman
                                          Mary Davis Holt
                                          James H. Morgan

AUDIT FEES, FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES PAID TO PRICEWATERHOUSECOOPERS LLP DURING FISCAL 2002 AND FISCAL 2001

     For its fiscal 2002 and 2001 services, Krispy Kreme paid
PricewaterhouseCoopers total fees of $708,000 and $1,094,000, respectively, comprised of:

          - Audit Fees: $215,000 and $151,000 for services rendered for the review of Krispy Kreme's quarterly financial statements and audit of Krispy Kreme's annual financial statements for fiscal 2002 and 2001, respectively.

          - Financial Information Systems Design and Implementation Fees: There were no services rendered related to information systems in fiscal 2002 or fiscal 2001.

          - All Other Fees: $493,000 and $943,000 in fiscal 2002 and fiscal 2001, respectively, for all other matters.

     The fees in fiscal 2002 were primarily audit and tax related. The fees in fiscal 2001 were related to our initial public offering as well as other audit and tax matters.

     The Audit Committee has considered whether the provision of audit-related and other non-audit services by PricewaterhouseCoopers is compatible with maintaining PricewaterhouseCoopers' independence.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report sets forth the duties of the Compensation Committee and the current strategy and components of Krispy Kreme's compensation programs for its executive officers, which for the fiscal year ended February 3, 2002 included Mr. Livengood, our Chief Executive Officer, officers at the Executive Vice President level and certain officers at the Senior Vice President level. This report also describes the basis on which compensation determinations were made with respect to these executive officers for the fiscal year ended February 3, 2002.

THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors was formed in fiscal 1999 and currently is comprised of four directors. The Compensation Committee is responsible for the review and recommendation to the Board of Directors of the compensation of Krispy Kreme's Chief Executive Officer and review and approval of the compensation of the other executive officers and of employee benefit plans. Among other responsibilities, the Compensation Committee specifically:

     - Develops, in consultation with management and compensation professionals, executive compensation policies and philosophies;

     - Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals, for our executive officers;

     - Evaluates the performance of the Chief Executive Officer;

     - Reviews and recommends to the Board of Directors salary adjustments and incentive compensation payments, including annual and long-term incentives, for the Chief Executive Officer; and

     - Reviews and approves the salaries and incentive compensation for other executive officers.

     The Compensation Committee has retained a national executive compensation consulting firm to advise it and Krispy Kreme on executive compensation issues.

EXECUTIVE COMPENSATION POLICIES

     Krispy Kreme's executive compensation program is designed to establish a strong connection between the creation of shareholder value and the compensation earned by its executives -- primarily by tying base compensation increases and incentive compensation to the attainment of company performance goals and increases in its stock price. The current general program was formulated in fiscal 1999 with the assistance of PricewaterhouseCoopers LLP. Krispy Kreme's fundamental executive compensation objectives are to:

     - Link executive compensation to Krispy Kreme's economic performance;

     - Promote the achievement of economic goals and focus executive officers on the creation of shareholder value;

     - Maximize Krispy Kreme's growth opportunities and emphasize variable executive compensation over fixed compensation; and

     - Attract and retain executive officers and further align the interests of these key employees with the interests of Krispy Kreme's shareholders.

     To determine the market for executive compensation in Krispy Kreme's industry, we study the compensation paid by a group of its peers to their executive officers. Our strategy is to provide compensation which, when compared with these peer companies, is:

     - Comparable with the market when targeted financial goals are met;

     - Above the market when targeted goals are exceeded; and

     - Below the market when targeted performance goals are not achieved.

     All executive officers, including the Chief Executive Officer, participate in the same compensation programs as the other executives, with the only differences being the amount of compensation that is at risk, the overall magnitude of the potential awards and the performance criteria for individual officers. Senior executive officers, such as the Chief Executive Officer, have a larger percentage of their total compensation at risk on the basis of Krispy Kreme's performance than do other officers.

     Stock Ownership by Officers and Other Employees. The Compensation Committee believes that executive officers should be encouraged to own our common stock to align further their interests with those of our shareholders. In fiscal years prior to our initial public offering, this goal was implemented through stock options and restricted stock awards. Stock options and restricted stock awards are available to our employees under our 2000 Stock Incentive Plan (which replaced the 1998 Stock Option Plan under which prior stock options were granted). Other mechanisms to promote stock ownership by officers and employees include the Krispy Kreme Profit-Sharing Stock Ownership Plan, the Krispy Kreme Doughnut Corporation Nonqualified Stock Ownership Plan and the Krispy Kreme Doughnuts, Inc. Employee Stock Purchase Plan, and the Krispy Kreme Doughnut Corporation Retirement Savings Plan, which allows participants in Krispy Kreme's 401(k) plan to direct that some or all of their accounts to be invested in Krispy Kreme common stock. The Compensation Committee regularly consults with advisors to determine the appropriate level of option grants and other equity incentives for our executives, with particular reference to the practices of peer companies.

PRINCIPAL EXECUTIVE COMPENSATION ELEMENTS

     Krispy Kreme's executive compensation program is comprised of the following principal elements: base salaries; annual incentive stock or cash bonuses; and long-term stock incentives.

     Base Salary. Salaries for executive officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and the range of salaries for similar positions at peer companies. Base salaries for executive officers tend to be below the market for similar companies, as Krispy Kreme's compensation strategy is to emphasize performance-based compensation. Base salaries may be increased periodically for officers who meet or exceed their individual performance goals. Salaries for executive officers (other than our Chief Executive Officer) were increased approximately 10.7% in fiscal 2002 as compared to fiscal 2001. The increases were based upon performance measures, such as Krispy Kreme's strong earnings growth and strong balance sheet for fiscal 2002, the value created by the officers for Krispy Kreme's shareholders and other successful business indicators.

     Annual Incentives. Annual incentives for executive officers are determined under our Senior Executive Incentive Compensation Plan. This plan ties the incentive compensation payable to the Chief Executive Officer and other executive officers directly to the attainment of specific, objective performance targets, thereby aligning the interests of management with the interests of our shareholders.

     The amount of bonuses potentially payable to executive officers is determined as a range of percentages of an individual officer's salary. Bonus amounts are generally established so that an individual's total annual compensation, assuming a bonus is earned, will be comparable to or exceed the total annual compensation paid by peer companies to similarly situated officers. Cash or stock bonuses paid in accordance with the plan can be based on the achievement of several enumerated performance criteria. Exceeding targeted performance measures generally results in higher bonuses, with caps on bonuses tied to certain criteria.

     For fiscal 2002, bonuses for all executive officers were contingent upon meeting or exceeding targets for two performance measures: (1) attainment of a certain level of return on assets, measured by earnings before interest, taxes and depreciation and amortization, and (2) a percentage increase in earnings per share of common stock. Both targets were met or exceeded for fiscal 2002. Bonuses for individual executive officers were further contingent upon meeting or exceeding other performance criteria, selected as appropriate for the individual officer's duties. These individual criteria include systemwide sales growth, store income as a percentage of sales, store openings, customer satisfaction and other measures.

     Long-Term Stock Incentives. Our philosophy regarding long-term incentive compensation is to provide stock option grants that approximate the median of peer company practices. We believe that stock options and other stock incentives play an integral role in our ability to attract and retain employees and to provide incentives for such persons to promote the financial success of Krispy Kreme. Moreover, stock incentives benefit Krispy Kreme by closely aligning the interests of grantees with the interests of our shareholders. For details on stock options grants to our Chief Executive Officer and the named officers see "Executive Compensation" above.

     Benefits and Perquisites. Executives also participate in our regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. Perquisites include items such as automobile allowances and club dues.

THE CHIEF EXECUTIVE OFFICER'S COMPENSATION FOR FISCAL 2002

     Compensation decisions for Mr. Livengood, as our Chief Executive Officer, are made under the same methodology used in determining the compensation of other executives. Mr. Livengood has a greater proportion of his total compensation at risk than do the other executive officers.

     In February 2001, on the recommendation of the Compensation Committee, the Board of Directors increased Mr. Livengood's annual base salary from $375,000 to $450,000, a 20% increase. The Compensation Committee made its decision based upon the significant value created by Mr. Livengood's leadership, Krispy Kreme's strong earnings growth and strong balance sheet for fiscal 2001 and other successful business indicators.

     The Compensation Committee recommended payment to Mr. Livengood of an annual bonus of $714,751 for fiscal 2002. Mr. Livengood's bonus was earned on the basis of performance in four measures: our return on assets, measured by earnings before interest, taxes and depreciation and amortization; our earnings per share of common stock; our total sales; and our customer satisfaction.

COMPENSATION DEDUCTIBILITY POLICY

     An income tax deduction under federal law will generally be available for annual compensation in excess of one million dollars paid to the Chief Executive Officer and the named officers of a public corporation only if such compensation is "performance-based" and complies with certain other tax law requirements. Our policy is to maximize the deductibility of all executive compensation. Also in furtherance of this policy, the compensation committee expects to undertake responsibility in the future for compensation decisions for all the named officers, in addition to officers at the executive vice president level and above. Notwithstanding this policy, the Compensation Committee retains the discretion to award compensation that is not deductible under Section 162(m) of the Code when it is in the best interests of Krispy Kreme and our shareholders to do so.

SUMMARY

     The Compensation Committee believes the executive compensation policies and programs maintained by Krispy Kreme and described in this report serve the interests of Krispy Kreme and our shareholders and that executive compensation has been strongly linked to Krispy Kreme's performance and the enhancement of shareholder value. The Compensation Committee intends to continually reevaluate these compensation policies and plans, with the assistance of management and advisors, to ensure that they are appropriately configured to help continue to achieve our long-term goals of performance, growth and enhancement of shareholder value.

                                          Robert L. Strickland, Chairman
                                          Robert L. McCoy
                                          Joseph A. McAleer, Jr.
                                          Togo D. West, Jr.

                            STOCK PERFORMANCE GRAPH

     The performance graph shown below compares the percentage change in the cumulative total shareholder return of our common stock against the cumulative total return of the Nasdaq Composite Index, the NYSE Composite Index and the Standard & Poor's Restaurants Index for the period from April 5, 2000 (the first day of trading of our common stock on the Nasdaq National Market) through July 30, 2000 and the six-month period from August 1, 2000 through February 3, 2002. We have included the NYSE Composite Index in addition to the Nasdaq Composite Index, which we have presented in prior Proxy Statements, to reflect the commencement of trading of our common stock on The New York Stock Exchange on May 17, 2001. We anticipate including the NYSE Composite Index, and not the Nasdaq Composite Index, in future performance graphs. The graph assumes an initial investment of $100 and the reinvestment of any dividends.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------------------------
                             APRIL 5, 2000    JULY 30, 2000    JANUARY 28, 2001    JULY 29, 2001    FEBRUARY 3, 2002
--------------------------------------------------------------------------------------------------------------------
 Krispy Kreme Doughnuts,
  Inc.                            100              184               181                349               421
 Nasdaq Composite Index           100               90                68                 49                46
 NYSE Composite Index             100               98               101                 94                89
 Standard & Poor's
  Restaurants Index               100               85                89                 87                91

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except for (1) one late filing for each of the following directors: William T. Lynch (relating to two sale transactions), Robert L. McCoy (relating to six sale transactions) and Togo D. West (relating to two purchase transactions), (2) one late filing for each of the following officers: Scott A. Livengood (relating to one purchase transaction of 100 shares upon the listing of our common stock on The New York Stock Exchange) and Steve Gorman and Donald B. Henshall (each relating to initial ownership upon becoming an officer) and (3) three late filings (in each case relating to initial ownership upon becoming a 10% or greater beneficial holder and eleven sales transactions) for each of the following members of Jubilee Investments Limited Partnership (formerly McAleer Investments Limited Partnership) who are deemed to beneficially hold more than 10% of our common stock: Jeanne Sanderford, Shannon M. Silverman, Sandra M. Middlebrooks, Elizabeth Tillman and Patricia Dorgan.

            VIEW PROXY STATEMENTS AND ANNUAL REPORTS ON THE INTERNET

     We may in the future give our shareholders the option of viewing proxy statements and annual reports to shareholders on the internet instead of receiving them by mail. If we make this option available to shareholders, and if you agree to access future proxy statements and annual reports to shareholders online, we expect you will continue to receive a proxy card in the mail, but not paper copies of the proxy statement and annual report to shareholders. These proxy cards will contain the web site address and other necessary information to view the proxy statement and annual report to shareholders online, and to submit your vote. In order to take advantage of the Internet viewing option, you will need access to a computer, an internet access account and may need software such as Adobe Acrobat Reader.

     If you wish to take advantage of this option (if and when we offer it), you may make this election when completing the enclosed proxy card for this year's annual meeting by checking the appropriate box next to the statement concerning the viewing of proxy statements and annual reports of shareholders on the Internet. If we offer the option to view these materials online in the future, your consent to view them online rather than receiving them by mail will be effective until you cease being a shareholder, until we cease offering the Internet viewing option or until you revoke your consent. If you elect to view these materials on the Internet, and then later change your mind, you may revoke your election at any time by sending a letter to Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, North Carolina 27103, Attention: Secretary. We will resume sending you paper copies if you revoke your election.

                SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

     Any shareholder who wishes to present a proposal appropriate for consideration at Krispy Kreme's 2003 Annual Meeting of Shareholders must submit the proposal in proper form to Krispy Kreme at the address set forth on the first page of this Proxy Statement no later than December 25, 2002 for the proposal to be considered for inclusion in Krispy Kreme's Proxy Statement and form of proxy relating to such annual meeting. Krispy Kreme must be notified of any other shareholder proposal intended to be presented for consideration at the 2003 Annual Meeting not later than March 10, 2003 or else proxies may be voted on such proposal at the discretion of the persons named in the 2003 proxy.

                                  HOUSEHOLDING

     In 2001, we adopted a new procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

     If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in April of each year, by notifying us in writing at: Investor Relations, 370 Knollwood Street, Winston-Salem, North Carolina 27103. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

     If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

                                 OTHER MATTERS

     All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by Krispy Kreme. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of our common stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, electronic or oral communications by directors, officers or regular employees of Krispy Kreme, acting without special compensation.

     The Board of Directors is aware of no other matters, except for those incidental to the conduct of the annual meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

     If you plan to attend the Annual Meeting, please indicate your plan to do so as provided in the proxy. Whether or not you plan to attend, you are urged to fill in, date, sign and mail the accompanying proxy card, vote by telephone or vote by using the Internet as soon as possible. If you do attend and wish to vote at the Annual Meeting, you may revoke your proxy at that time.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /S/ RANDY S. CASSTEVENS
                                          RANDY S. CASSTEVENS
                                          Secretary

                                                                         ANNEX A

                          KRISPY KREME DOUGHNUTS, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee of Krispy Kreme Doughnuts, Inc. is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary or appropriate in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chairman is not designated or not present at any scheduled Audit Committee meeting, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a Committee to discuss any matters that the Committee or any of these groups indicate to the Committee should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

     3. In consultation with the Company's management, independent auditors, and internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the public release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors

     1. The independent auditors are ultimately accountable to the Audit Committee and to the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     2. Approve the fees and other significant compensation to be paid to the independent auditors.

     3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     4. Review the independent auditors' audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

     6. Consider the independent auditors' judgment about the quality of appropriateness of the Company's accounting principles as applied in its financial reporting.

     Internal Audit Department and Legal Compliance

     1. On at least an annual basis, review the activities, and organizational structure of the internal audit department. Also, as needed, review any reports of the internal audit department along with management's response to these reports.

     2. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities

     1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee of the Board deems necessary or appropriate.

     3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results.

     4. Periodically perform self-assessment of Audit Committee performance.

     5. Review financial and accounting personnel succession planning within the Company.

     6. Annually review policies and procedures associated with Directors' and Officers expense accounts and perquisites. Annually review a summary of Director and Officers' related party transactions and potential conflicts of interest.

                          KRISPY KREME DOUGHNUTS, INC.

                               INVESTOR RELATIONS

                              370 KNOLLWOOD STREET

                      WINSTON-SALEM, NORTH CAROLINA 27103

   VOTE BY INTERNET - www.proxyvoting.com/KKD. Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on June 4, 2002. Have your proxy card in hand when you access the web site. You will be prompted to enter your 8-digit Control Number which is located above to obtain your records and to create an electronic voting instruction form. If you vote by Internet, you do not need to return the proxy card.

   VOTE BY TELEPHONE - 1-800-404-7833. Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on June 4, 2002. Have your proxy card in hand when you call. You will be prompted to enter your 8-digit Control Number which is located above and then follow the simple instructions the Vote Voice provides you. If you vote by telephone, you do not need to return the proxy card.

   VOTE BY MAIL. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Krispy Kreme Doughnuts, Inc., c/o Proxy Services, P.O. Box 2022, Jersey City, NJ 07303-9661.

                  COMMON STOCK OF KRISPY KREME DOUGHNUTS, INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE JUNE 5, 2002 ANNUAL
                            MEETING OF SHAREHOLDERS

   The undersigned hereby appoints Scott A. Livengood, John W. Tate and Randy S. Casstevens, and each of them, the proxy of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of Krispy Kreme Doughnuts, Inc. (the "Company") to be held on June 5, 2002, and any adjournment or postponement thereof.

1. Election of Class III Directors.

   01) John N. McAleer, 02) Robert L. Strickland, 03) William T. Lynch and 04) James H. Morgan

   [ ] FOR all nominees for director listed above (except as marked to the contrary).

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

   [ ] WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

   ------------------------------------------------------

2. Approval of an amendment to the Company's articles of incorporation increasing the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.

   [ ] FOR amendment.

   [ ] AGAINST amendment.

   [ ] ABSTAIN.

3. Approval of amendments to the Company's 2000 Stock Incentive Plan increasing the number of shares of common stock issuable over the term of the plan by 5,500,000 shares to 9,996,000 shares in the aggregate.

   [ ] FOR amendment.

   [ ] AGAINST amendment.

   [ ] ABSTAIN.

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the 2003 fiscal year.

   [ ] FOR ratification.

   [ ] AGAINST ratification.

   [ ] ABSTAIN.

5. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

                                   (Continued and to be signed on opposite side)

    If you agree to view future Proxy Statements and Annual Reports to Shareholders of the Company on the Internet instead of receiving paper copies in the mail as described in the accompanying Proxy Statement (to the extent the Company makes such option available), please check the following box: [ ]

    If you plan to attend the Annual Meeting of Shareholders in person, please check the following box: [ ]

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THIS PROXY AND ACCOMPANYING PROXY STATEMENT, "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 300,000,000 SHARES, "FOR" THE APPROVAL OF AMENDMENTS TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES ISSUABLE OVER THE TERM OF THE PLAN BY 5,500,000 SHARES TO 9,996,000 SHARES AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                          Date:                           , 2002
                                               ---------------------------

                                          --------------------------------------
                                          Please sign this Proxy exactly as name
                                          appears on the Proxy.
                                          NOTE: WHEN SIGNING AS ATTORNEY,
                                          TRUSTEE, ADMINISTRATOR OR GUARDIAN,
                                          PLEASE GIVE YOUR TITLE AS SUCH. IN THE
                                          CASE OF JOINT TENANTS, EACH JOINT
                                          OWNER MUST SIGN.

                          KRISPY KREME DOUGHNUTS, INC.

                               INVESTOR RELATIONS

                              370 KNOLLWOOD STREET

                      WINSTON-SALEM, NORTH CAROLINA 27103

                  COMMON STOCK OF KRISPY KREME DOUGHNUTS, INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE JUNE 5, 2002 ANNUAL
                            MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Scott A. Livengood, John W. Tate and Randy
S. Casstevens, and each of them, the proxy of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of Krispy Kreme Doughnuts, Inc. (the "Company") to be held on June 5, 2002, and any adjournment or postponement thereof.

1.  Election of Class III Directors.

    John N. McAleer, Robert L. Strickland, William T. Lynch and James H. Morgan

    [ ] FOR all nominees for director listed above (except as marked to the contrary).

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

    [ ] WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

------------------------------------------------------

2. Approval of an amendment to the Company's articles of incorporation increasing the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.

    [ ] FOR amendment.

    [ ] AGAINST amendment.

    [ ] ABSTAIN.

3. Approval of amendments to the Company's 2000 Stock Incentive Plan increasing the number of shares of common stock issuable over the term of the plan by 5,500,000 shares to 9,996,000 shares in the aggregate.

    [ ] FOR amendment.

    [ ] AGAINST amendment.

    [ ] ABSTAIN.

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the 2003 fiscal year.

    [ ] FOR ratification.

    [ ] AGAINST ratification.

    [ ] ABSTAIN.

5. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

                                   (Continued and to be signed on opposite side)

    If you agree to view future Proxy Statements and Annual Reports to Shareholders of the Company on the Internet instead of receiving paper copies in the mail as described in the accompanying Proxy Statement (to the extent the Company makes such option available), please check the following box: [ ]

    If you plan to attend the Annual Meeting of Shareholders in person, please check the following box: [ ]

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THIS PROXY AND ACCOMPANYING PROXY STATEMENT, "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 300,000,000 SHARES, "FOR" THE APPROVAL OF AMENDMENTS TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES ISSUABLE OVER THE TERM OF THE PLAN BY 5,500,000 SHARES TO 9,996,000 SHARES AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                          Date:                           , 2002
                                                --------------------------

                                          --------------------------------------
                                          Please sign this Proxy exactly as name
                                          appears on the Proxy.

                                          NOTE: WHEN SIGNING AS ATTORNEY,
                                          TRUSTEE, ADMINISTRATOR OR GUARDIAN,
                                          PLEASE GIVE YOUR TITLE AS SUCH. IN THE
                                          CASE OF JOINT TENANTS, EACH JOINT
                                          OWNER MUST SIGN.